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                                                                    Exhibit 4(d)

                               AMENDMENT NO. THREE
                                     TO THE
                            ATMOS ENERGY CORPORATION
                     EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST
                            EFFECTIVE JANUARY 1, 1999

         WHEREAS, ATMOS ENERGY CORPORATION (the "Company") has heretofore amended and restated the Atmos Energy Corporation Employee Stock Ownership Plan and Trust Effective January 1, 1999 (the "Plan"); and

         WHEREAS, pursuant to the provisions of Section 10.01 of the Plan, the Company proposes to amend the Plan in certain respects as hereinafter provided.

         NOW, THEREFORE, Atmos Energy Corporation does hereby propose to amend the Plan, effective as of January 1, 2001, as follows:

         Section 2.01(v) is amended by deleting the first sentence of the last paragraph of said Section and substituting in lieu thereof the following:

         Hours of Employment shall be determined from records maintained by each Employer; provided, however, that an Employer may elect to determine Hours of Employment for any classification of Employees which is reasonable, nondiscriminatory and consistently applied, on the basis that Hours of Employment include ninety (90) Hours of Employment for each biweekly pay period, or portion thereof during which an Employee is credited with one (1) Hour of Employment.

         IN WITNESS WHEREOF, the Company has caused this AMENDMENT NO. THREE TO THE ATMOS ENERGY CORPORATION EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST EFFECTIVE JANUARY 1, 1999 to be executed in its name on its behalf this 21st day of November, 2002, effective as of January 1, 2001.

                                     ATMOS ENERGY CORPORATION

ATTEST:
                                     By: /s/ ROBERT W. BEST
                                         -------------------------------
                                           Robert W. Best
                                           Chairman of the Board, President and
                                           Chief Executive Officer

/s/ DONNA PEARSON
-----------------------


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                                     TRUST COMMITTEE


                                     By: /s/ LAURIE M. SHERWOOD
                                         --------------------------------------
                                               Laurie M. Sherwood


                                     By: /s/ TOM S. HAWKINS, JR.
                                         --------------------------------------
                                               Tom S. Hawkins, Jr.


                                     By: /s/ RONALD W. MCDOWELL
                                         --------------------------------------
                                               Ronald W. McDowell


                                     By: /s/ WYNN D. MCGREGOR
                                         --------------------------------------
                                               Wynn D. McGregor


                                     By: /s/ GORDON J. ROY
                                         --------------------------------------
                                               Gordon J. Roy


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